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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT:  (DATE OF EARLIEST EVENT REPORTED):  JUNE 24, 1996


                               Rock-Tenn Company
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             (Exact name of registrant as specified in its charter)



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
         Georgia                      0-23340                         62-0342590
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(State of incorporation)     (Commission File Number)     (IRS Employer Identification No.)


           504 Thrasher Street                                          30071
            Norcross, Georgia                                         ----------
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(Address of principal executive offices)


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      Registrant's telephone number, including area code:  (770) 448-2193



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         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

Rock-Tenn Company ("Rock-Tenn" or the "Company") announced on June 24, 1996 several components of a facility optimization plan. The Company has previously reported that it had been evaluating several alternatives to reduce the operating losses historically incurred at its Lynchburg converting facility. This plan has been developed in part to address this situation and is intended to optimize the utilization of Company assets and improve long-term operating efficiencies.

As part of this plan, Rock-Tenn will close its laminated recycled paperboard book cover panels operation in Lynchburg, Virginia and relocate that operation to other Rock-Tenn manufacturing facilities. A recycled paperboard mill and a second converting operation will remain in Lynchburg. The Company's Vineland, New Jersey recycled paperboard partition plant will cease production of partitions and will be equipped to manufacture book cover panels and other laminated recycled paperboard products. A recently purchased plant in Hartwell, Georgia will absorb some of the Vineland and most of the Macon, Georgia partition production. The Macon plant was closed in May of this year.

Management believes these measures will result in approximately $2.5 to $3.0 million in annual cost savings commencing in fiscal 1997. However, in connection with these initiatives, the Company expects to incur non-recurring severance and other expenses during its third and fourth quarters of fiscal 1996 of approximately $1.5 million, or $.03 per share, and $2.5 million, or $.05 per share, respectively.

In making these announcements, Jay Shuster, president and chief operating officer of Rock-Tenn stated, "The closing of a portion of [the Company's] Lynchburg converting operations and the relocation of other manufacturing operations comes after a number of years of evaluating the optimal use of [the Company's] resources. Taken together these moves address recurring operating losses at [the Company's] Lynchburg facility, consolidation in the glass industry and the present location of [the Company's] customer base. Although [the Company] will experience non-recurring expenses in the short term, [the Company] believes expected annual cost savings will benefit the Company and its shareholders over the long-term."

Mr. Shuster concluded, "[the Company is] on track to report a strong third fiscal quarter and [is] optimistic about [its] performance for the remainder of the year. Lower raw material costs and [the Company's] internal operating efficiencies, despite a sluggish market for paperboard and packaging products, have continued to contribute to [the Company's] success."

Statements herein regarding non-recurring expenses, annual cost savings and the Company's anticipated performance in the third fiscal quarter and the fiscal year constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements are subject to certain risks and uncertainties that could cause actual amounts to differ materially from those projected. With respect to estimated non-recurring expenses and annual cost savings, management has made assumptions regarding, among other things, the amount and timing of expected short-term operating losses and reductions in fixed, labor and transportation costs. The amount of non-recurring expenses and realization of annual cost savings are subject to certain risks including, among others, the risks that estimated expenses and operating losses have been underestimated, expected cost reductions have been overestimated, unexpected costs and expenses will be incurred and anticipated operating efficiencies will not be achieved. Further, any statements herein regarding the Company's performance in future periods are subject to risks relating to, among other things, decreases in demand for the Company's products, increases in raw material costs, fluctuations in selling prices and adverse changes in general market and industry conditions. Management believes these estimates are reasonable; however, undue reliance should not be placed on such estimates, which are based on current expectations.

Rock-Tenn manufactures clay coated and uncoated recycled paperboard and is a leading converter of recycled and virgin paperboard. The Company operates 62 manufacturing and distribution operations throughout the U.S. and Canada.

A copy of the press release relating to the facility optimization plan is attached hereto as Exhibit 99.1.

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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

     99.1 Text of Press Release of Rock-Tenn Company, dated June 24, 1996.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               ROCK-TENN COMPANY
                                                  (Registrant)





Date  July 16, 1996                By:/s/ David C. Nicholson
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                                       David C. Nicholson, Senior Vice-President
                                           Chief Financial Officer, Secretary
                                        (Principal Financial Officer, Principal
                                              Accounting Officer and duly
                                                  authorized officer)




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                               INDEX TO EXHIBITS



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EXHIBIT NUMBER AND DESCRIPTION                             PAGE
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99.1    Text of Press Release of Rock-Tenn Company, dated
        June 24, 1996                                       6
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